Exhibit 3.7

CERTIFICATE OF INCORPORATION

of

CENTURY OUTDOOR, INC.

Under §402 of the Business Corporation Law

I, the undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, do hereby certify:

FIRST: The name of the corporation is:

CENTURY OUTDOOR, INC.

SECOND: The purpose or purposes for which it is formed are:

To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the approval or consent of any state official, department, board, agency or other body without such approval or consent first being obtained.

THIRD: The office of the corporation in the State of New York shall be located in the County of Monroe.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is: 200 shares with no par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

c/o Harry I. Sealfon, CPA

100 Office Park Way

Pittsford, NY 14534-1756

SIXTH: No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except as otherwise provided by law.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this certificate and affirmed it as true under the penalties of perjury.

Dated: August 26, 2005	/s/ Bessie LaGrande
Bessie LaGrande 90 State Street, Suite 836
Albany, NY 12207

1

CERTIFICATE OF INCORPORATION

of

CENTURY OUTDOOR, INC.

Under Section 402 of the Business Corporation Law

Filer:

Accelerated Information

& Document Filing, Inc.

90 State Street, Suite 836

Albany, NY 12207

CUSTOMER REFERENCE #: 2925

2

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Century Outdoor, Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: Century Outdoor, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: August 26, 2005

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth such amendment in a separate paragraph providing the subject matter and full text of each amended paragraph for example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows; First: The name of the corporation is… (new name)…)

Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read in its entirety as follows: First the name of the corporation is Century Prince Street, Inc.

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☒	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Carl Di Paolo	Carl Di Paolo, Director and Sole Shareholder
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CENTURY OUTDOOR, INC.

Under Section 805 of the Business Corporation Law

Filed by:

Harry I. Sealfon, CPA

100 Office Park Way

Pittsford, NY 14534

CUSTOMER REFERENCE #: 1200

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

CENTURY PRINCE STREET, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: Century Prince Street, Inc.

If the name of the corporation has been changed, the name under which it was formed is: Century Outdoor, Inc.

SECOND: The certificate of incorporation was filed by the Department of State on: August 26, 2005.

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☒	The county location, within this state, in which the office of the corporation is located, is changed to: New York

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows: c/o Van Wagner Communications, 800 Third Avenue, 28th Floor, New York, NY 10022, Attn: Steve Pretsfelder.

☐	The corporation hereby: [Check one]

☐	Designates as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

☐	Changes the designation of its registered agent to: . The street address of the registered agent is: .

☐	Changes the address of its registered agent to: .

☐	Revokes the authority of its registered agent.

1

FOURTH: The change was authorized by the board of directors.

/S/ Richard Schaps	Richard Schaps, President
(Signature)	(Name and Title of Signer)

CERTIFICATE OF CHANGE

OF

CENTURY PRINCE STREET, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name Brown Raysman Millstein Felder & Steiner LLP

Address 900 Third Avenue

City, State and Zip Code New York, NY 10022

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

2